DANAHER CEO TO COMMENT ON FINANCIAL PERFORMANCE
Washington, D.C., January 7, 2019 - Danaher Corporation (NYSE: DHR) (the “Company”) announced that its President and Chief Executive Officer, Thomas P. Joyce, Jr., will comment tomorrow on the Company’s fourth quarter 2018 performance in a presentation at the J.P. Morgan Healthcare Conference in San Francisco, California at 8:00 a.m. PT. Mr. Joyce will communicate that fourth quarter 2018 core revenue growth is expected to be above the Company’s previously announced guidance and adjusted diluted net earnings per share is expected to be at or near the high-end of the Company’s previously announced guidance.
As previously announced, Danaher will hold its quarterly earnings conference call for the fourth quarter and year-end 2018 on Tuesday, January 29, 2019 at 8:00 a.m. ET.
ABOUT DANAHER
Danaher is a global science and technology innovator committed to helping its customers solve complex challenges and improving quality of life around the world. Its family of world class brands has leadership positions in some of the most demanding and attractive industries, including health care, environmental and industrial. With more than 20 operating companies, Danaher's globally diverse team of approximately 67,000 associates is united by a common culture and operating system, the Danaher Business System. For more information, please visit www.danaher.com
FORWARD LOOKING STATEMENTS
Statements in this release that are not strictly historical, including the statements regarding the Company’s anticipated financial performance for the fourth quarter and any other statements regarding events or developments that we believe or anticipate will or may occur in the future are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, Danaher’s ability to complete the previously-announced spin-off of its Dental business on the currently contemplated timeline and achieve the intended benefits, deterioration of or instability in the economy, the markets we serve and the financial markets, developments and uncertainties in U.S. policy stemming from the current administration, such as changes in U.S. trade and tariff policies and the reaction of other countries thereto, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our compliance with applicable laws and regulations (including regulations relating to medical devices and the health care industry), our ability to effectively address cost reductions and other changes in the health care industry, our ability to successfully identify and consummate appropriate acquisitions and strategic investments and successfully complete divestitures and other dispositions, our ability to integrate the businesses we acquire and achieve the anticipated benefits of such acquisitions, contingent liabilities relating to acquisitions, investments and divestitures (including tax-related and other contingent liabilities relating to past and future split-offs or spin-offs), security breaches or other disruptions of our information technology systems or violations of data privacy laws, the impact of our restructuring activities on our ability to grow, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, changes in tax laws applicable to multinational companies, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, the rights of the United States government to use, disclose and license certain intellectual property we license if we fail to commercialize it, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, the impact of our debt obligations on our operations and liquidity, our relationships with and the performance of our channel partners, uncertainties relating to collaboration arrangements with third-parties, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, the impact of deregulation on demand for our products and services, labor matters, international economic, political, legal, compliance and business factors (including the impact of the United Kingdom’s decision to leave the EU), disruptions relating to man-made and natural disasters, and pension plan costs. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2017 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the third quarter of 2018. These forward-looking statements speak only as of the date of this release and except to the extent required by applicable law, the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Matthew E. Gugino
Vice President, Investor Relations
Danaher Corporation
2200 Pennsylvania Avenue, N.W., Suite 800W
Washington, D.C. 20037
Telephone: (202) 828-0850
Fax: (202) 828-0860